8K RESIGNATION OF DIRECTOR OR OFFICER SECURITIES AND EXCHANGE COMMISION WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event Reported) March 1st, 2006

L & L FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State of Incorporation

000-32505

(Commission File Number)

91-2103949

(I.R.S. Employer Identification

720 Third Avenue, Suite 1611, Seattle, WA 98104

(Address of principal executive office) (Zip Code)

Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A (Former name or former address if changed since last report)

Item 1. Changes in Control of Registrant

N/A

Item 2. Acquisition or Disposition of Assets

N/A

Item 3. Bankruptcy or Receivership

N/A

Item 4. Change in the Registrant's Certifying Accountant

The company appointed Jaspers & Hall PC, as independent certifying accountant, replacing Epstein, Weber & Conover LLP.

Item 5. Other Events and regulation FD Disclosure

N/A

Item 6. Resignations of Registrant's Director or Officer

Mr. Paul Lee joined the company as a member the Business Committee of the Board of Directors.

Mr. Charles Sheppard voluntarily resigned from the Board of Directors.

Mr. Edwin Li, VP, submitted his resignation on January 31, 2006, effective on March 1, 2006.

Item 7.	Financial Statements and Exhibits
N/A
Item 8.	Change in Fiscal Year
N/A
Item 9.	Regulation FD Disclosure

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has Duly caused this report to be signed on its behalf by the undersigned thereunto duly Authorized.

L & L FINANCIAL HOLDINGS, INC.

Date: March 1st, 2006

     By: /S/ Dickson Lee
________________________________________________
Dickson V. Lee, CEO